As filed with the Securities and Exchange Commission on August 14, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-3317208 (I.R.S. Employer Identification No.)
30142 S. Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Strobeck, Ph.D.
President and Chief Executive Officer
Rockwell Medical, Inc.
30142 S. Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan A. Murr Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8373	Megan C. Timmins SVP, General Counsel and Secretary Rockwell Medical, Inc. 30142 S. Wixom Road Wixom, Michigan 48393 (248) 960-9009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Stockholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 14, 2023
Prospectus
ROCKWELL MEDICAL, INC.
3,750,000 Shares of Common Stock
Pursuant to this prospectus, the selling stockholder identified herein (the “Selling Stockholder”) is offering on a resale basis an aggregate of 3,750,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of Rockwell Medical, Inc., a Delaware corporation, representing Shares issuable upon the exercise of outstanding warrants to purchase up to 3,750,000 shares of common stock with a per share exercise price equal to $5.13 (the “Warrants”). The Warrants were issued pursuant to a letter agreement by and between the Company and the Selling Stockholder. Upon any cash exercise of the Warrants by the Selling Stockholder, we will receive cash proceeds per share equal to the exercise price of the Warrants. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.
The Selling Stockholder may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 11. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).
Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “RMTI.” On August 11, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.98 per share. Our principal executive offices are located at 30142 S. Wixom Road, Wixom, Michigan 48393, and our telephone number is (248) 960-9009.
Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 7 of this prospectus before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated             , 2023.

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information other than that contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We and the Selling Stockholder take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation Incorporated by Reference.”
No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
Unless the context otherwise requires, we use the terms “Rockwell,” “Company,” “we,” “us,” and “our” in this prospectus to refer to Rockwell Medical, Inc. and, where appropriate, our subsidiaries.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, offer and sell the shares described in this prospectus in one or more offerings. Information about the selling stockholders may change over time.
This prospectus provides you with a general description of the shares the Selling Stockholder may offer. Each time the Selling Stockholder sells our shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find Additional Information” for more information.
Neither we nor the Selling Stockholder have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholder take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States, neither we nor the Selling Stockholder have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference herein and therein. Our forward-looking statements are subject to risks and uncertainties and include information about our current expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. Our forward-looking statements also include, without limitation, statements about our liquidity and capital resources; our ability to continue to operate as a going concern; our ability to successfully execute on our business strategy; and statements regarding our anticipated future financial condition, operating results, cash flows and business plans. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different from the anticipated future results, performance or achievements expressed or implied by any forward-looking statements. Such business, economic and competitive uncertainties include:
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any further increases in raw material, labor, fuel or other input costs, particularly if we are unable to pass these cost increases along to our customers;

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our ability to negotiate favorable agreements with major customers and obtain and/or retain major customers and distributors;

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the duration over which our cash balances will fund our operations;

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our ability to continue as a going concern;

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our ability to grow our revenue generating business;

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our expectations for increases or decreases in expenses;

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our expectations for generating revenue or becoming profitable on a sustained basis;

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our ability to integrate acquisitions and derive synergies from them;

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our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

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our ability to comply with the covenants included in the Products Purchase Agreement with DaVita, Inc., dated July 1,2019, as amended, and the profitability of such agreement;

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our expectations regarding our ability to enter into marketing and other partnership agreements, including amendments to our existing agreements;

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our ability to comply with affirmative and negative covenants under our secured loan with Innovatus Life Sciences Lending Fund I, LP;

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the effects of the COVID-19 pandemic on patients, our customers and distributors, and our business, including manufacturing operations and suppliers;

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the acceptance of our products by doctors, patients or payors;

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the availability of adequate reimbursement for our products from insurance companies and the government;

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our ability to use existing inventory before shelf life expiration;

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the safety and efficacy of our products;

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our estimates regarding the capacity of manufacturing and other facilities to support our products;

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our ability to successfully commercialize our products;

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the rate and degree of market acceptance and clinical utility of our products;

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our ability to compete against other companies

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our ability to attract and retain key personnel;

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our expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

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our expectations regarding the effect of changes in accounting guidance or standards on our operating results;

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the impact of healthcare reform laws and other government laws and regulations;

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our expectations regarding the timing of submissions to, and decisions made by, the U.S. Food and Drug Administration (“FDA”), and other regulatory agencies, including foreign regulatory agencies;

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our ability to secure adequate protection for, and licensure of, our intellectual property;

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the impact of potential shareholder activism; and

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the other risks identified in this prospectus and the documents incorporated by reference herein.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. Readers should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. We do not undertake, and expressly disclaim, any intention to update or alter any statements whether as a result of new information, future events or otherwise except as required by law.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including “Risk Factors,” and the consolidated financial statements and related notes and information incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see “Special Note Regarding Forward-Looking Statements.”
Our Company
We are a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide.
Corporate Information
We were incorporated in the state of Michigan in 1996, and re-domiciled to the state of Delaware in 2019. Our corporate headquarters are located at 30142 Wixom Road, Wixom, Michigan 48393. Our telephone number is (248) 960-9009 and our Internet website address is www.rockwellmed.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

THE OFFERING
The Selling Stockholder identified in this prospectus is offering on a resale basis a total of 3,750,000 Shares issuable upon the exercise of the Warrants:
Shares of common stock to be offered by the Selling Stockholder
3,750,000
Use of Proceeds
We will not receive any proceeds from the sale of the Shares by the Selling Stockholder, except for the exercise price paid for the Shares offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 9 of this prospectus.
Risk Factors
This investment involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus for a discussion of factors you should consider carefully before making an investment decision.
Nasdaq Capital Market
symbol:
“RMTI.”

DESCRIPTION OF PRIVATE PLACEMENT
On July 10, 2023, we entered into a letter agreement (the “Letter Agreement”) with Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (“Armistice”), which held a warrant (the “Prior Warrant”) to purchase 9,900,990 shares of common stock with an exercise price of $1.39 per share, offering Armistice the opportunity to exercise the Prior Warrant for cash, provided the Prior Warrant was exercised for cash on or prior to 5:00 P.M. Eastern Time on July 10, 2023. Upon exercise of the Prior Warrant, Armistice received the Warrants to purchase 3,750,000 shares of common stock with an exercise price of $5.13 per share, the closing price as reported by the Nasdaq Capital Market on July 7, 2023 (the “Private Placement”). The Warrants may be exercised at all times prior to the fifty-four month anniversary of its issuance date. Armistice exercised the Prior Warrant on July 10, 2023, and the Company received gross proceeds of approximately $13.8 million from the exercise of the Prior Warrant as a result of such exercise and pursuant to the terms of the Letter Agreement. Pursuant to the Letter Agreement, we are required to file a registration statement (the “Registration Statement”) under the Securities Act to register the resale of the Shares within 35 days following the close of the Private Placement. This prospectus covers the resale of the shares of our common stock issuable upon the exercise of the Warrants.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.
If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We are registering the Shares for resale by the Selling Stockholder. Upon any cash exercise of the Warrants by the Selling Stockholder, we will receive cash proceeds per share equal to the exercise price of the Warrants. The Warrants have a per share exercise price equal to $5.13. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

SELLING STOCKHOLDER
We have prepared this prospectus to allow the Selling Stockholder to offer for resale, from time to time, 3,750,000 Shares issuable upon the exercise of the Warrants. The Selling Stockholder acquired the Warrants pursuant to the Letter Agreement and related transactions and we are filing the registration statement of which this prospectus is a part pursuant to the Letter Agreement.
We do not know how long the Selling Stockholder will hold the Warrants, whether the Selling Stockholder will exercise the Warrants, and upon such exercise, how long such Selling Stockholder will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Shares.
The following table presents information regarding the Selling Stockholder and the Shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder, and reflects its holdings as of July 10, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, including the Warrants, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 28,489,663 shares of our common stock actually outstanding as of July 10, 2023.
	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering(1)
Name of selling Stockholder	Number	Percentage		Number	Percentage
Armistice Capital, LLC(2)	14,646,990	45.43%(2)	3,750,000	10,896,990	33.80%(2)

(1)
Assumes all Shares offered by the Selling Stockholder hereby are sold and that the Selling Stockholder buys or sells no additional shares of common stock prior to the completion of this offering.

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99% (the “Beneficial Ownership Limitation”), which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Beneficial Ownership Limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(2)
The amounts and percentages in the table are provided without regard to the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through agreements between broker-dealers and the selling stockholder(s) to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

The Selling Stockholder may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.
We agreed to keep this prospectus effective until the Selling Stockholder no longer owns any Warrants and all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.
EXPERTS
The consolidated financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 included in the Annual Report on Form 10-K of Rockwell Medical, Inc. and Subsidiaries filed on March 30, 2023, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rockwellmed.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 30, 2023, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2023;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 15, 2023 and for the quarter ended June 30, 2023 filed on August 14, 2023;

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our Current Reports on Form 8-K filed on April 13, 2023 (as amended on April 13, 2023), May 23, 2023, and July 11, 2023; and

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the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A filed with the SEC on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Rockwell Medical, Inc., 30142 Wixom Road, Wixom, Michigan 48393, telephone: (248) 960-9009. You also may access these filings on our website at www.rockwellmed.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
Item	Amount
SEC registration fee	$1,202
Legal fees and expenses	10,000
Accounting fees and expenses	20,000
Printing and miscellaneous expenses	8,798
Total	$40,000
Item 15.   Indemnification of Officers and Directors
The Company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:
(1)
to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)
the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)
the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 14, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise.
Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company’s organizational documents provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any and all of its officers and directors. The Company has entered into indemnification agreements with its officers and directors. The Company may, in its discretion, similarly indemnify its employees and agents. The Company’s certificate of incorporation also relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.
The Company has purchased insurance policies that, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.
Item 16.   Exhibits
Exhibit Number	Description
3.1	Certificate of Incorporation, dated as of August 28, 2019 (Exhibit 3.3 to the Company’s Form 8-K filed August 30, 2019).
3.2	Certificate of Amendment to Certificate of Incorporation of Rockwell Medical, Inc. related to the Reverse Stock Split, dated May 12, 2022 (Exhibit 3.1 to the Company’s Form 8-K filed May 13, 2022).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (Exhibit 3.1 to the Company’s Form 8-K filed April 8, 2022).
3.4	Amended and Restated Bylaws (Exhibit 3.1 to the Company’s Form 10-Q filed November 14, 2022).
4.1	Common Stock Purchase Warrant, dated July 10, 2023, issued to Armistice Capital Master Fund Ltd. (Exhibit 4.1 to the Company’s Form 10-Q filed August 14, 2023).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
10.1	Letter Agreement, dated July 10, 2023, by and between Rockwell Medical, Inc. and Armistice Capital Master Fund Ltd. (Exhibit 10.1 to the Company’s Form 10-Q filed August 14, 2023).
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

Exhibit Number	Description
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*
Filed herewith

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on August 14, 2023.
Rockwell Medical, Inc.
By:	/s/ Mark Strobeck, Ph.D. Name: Mark Strobeck, Ph.D. Title: President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Strobeck, Ph.D. and Paul E. McGarry, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities (including, without limitation, the capacities listed below), to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Mark Strobeck, Ph.D. Mark Strobeck, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	August 14, 2023
/s/ Paul E. McGarry Paul E. McGarry	Principal Accounting Officer	August 14, 2023
/s/ John G. Cooper John G. Cooper	Director	August 14, 2023
/s/ Allen Nissenson, MD Allen Nissenson, MD	Director	August 14, 2023
/s/ Robert S. Radie Robert S. Radie	Director	August 14, 2023
/s/ Mark H. Ravich Mark H. Ravich	Director	August 14, 2023
/s/ Andrea Heslin Smiley Andrea Heslin Smiley	Director	August 14, 2023